As filed with the Securities and Exchange Commission on December 11, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	5810	13-3714474
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

(845) 807-0001

(Address, including zip code and telephone number, including area code,

of registrant’s principal executive offices)

Joseph A. D’Amato

Chief Executive Officer

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

(845) 807-0001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

(212) 370-1300

Facsimile (212) 370-7889

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer box	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title to Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share, issuable upon exercise of warrants	666,667	$6.00	$4,000,002	$515.21
Common Stock, $0.01 par value per share, issuable upon exercise of warrants	83,334	$6.00	$500,004	$64.41
Common Stock, $0.01 par value per share, issuable upon exercise of warrants	333,334	$6.00	$2,000,004	$257.61
TOTAL	1,083,335		$6,500,010	$837.23

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional shares of common stock that become issuable as a result of stock dividends, stock splits and similar transactions effected without receipt of consideration that result in an increase in the number of outstanding shares of the registrant’s common stock.

(2)	Pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price per share is based on the exercise price of the warrants, which is $6.00 per share for all warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 11, 2013

1,083,335 SHARES

This prospectus relates to shares of common stock of Empire Resorts, Inc. issuable upon the exercise of outstanding warrants. The warrants were issued to the selling stockholder named herein pursuant to the terms of certain agreements between the selling stockholder and the Company. We are registering the offer and sale of the shares to satisfy certain registration rights we have granted pursuant to such warrants and agreements. We will not receive any of the proceeds from the sale of the shares hereunder.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock covered hereby. However, we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for general corporate purposes.

The selling stockholder (which term as used herein includes its donees, transferees or other successors in interest) may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its or their shares of common stock in the section titled “Plan of Distribution.”

Our common stock is traded on the NASDAQ Global Market under the symbol “NYNY.” The last reported sale price on December 10, 2013, was $4.68 per share.

Investing in our common stock involves risks. See “Risk Factors ” on page 2 and the risk factors incorporated by reference in this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2013

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus, including the section entitled “Risk Factors” and the risk factors incorporated by reference in this prospectus as described in that section, and our financial statements and the notes thereto and other information incorporated by reference in this prospectus from our other filings with the Securities and Exchange Commission, or the SEC. In this prospectus, unless the context indicates otherwise, the terms “Company,” “we,” “us,” and “our” refer to Empire Resorts, Inc., a Delaware corporation, and its subsidiaries.

We and the selling stockholder have not authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Overview

We were organized as a Delaware corporation on March 19, 1993, and since that time have served as a holding company for various subsidiaries engaged in the hospitality and gaming industries.

Through our wholly-owned subsidiary, Monticello Raceway Management, Inc. (“MRMI”), we currently own and operate Monticello Casino and Raceway, a 45,000 square foot video gaming machine (“VGM”) and harness horseracing facility located in Monticello, New York, 90 miles northwest of New York City. Monticello Casino and Raceway operates 1,110 VGMs which includes 20 electronic table game positions (“ETGs”). VGMs are similar to slot machines, but they are connected to a central system and report financial information to the central system. We also generate racing revenues through pari-mutuel wagering on the running of live harness horse races, the import simulcasting of harness and thoroughbred horse races from racetracks across the country and internationally, and the export simulcasting of our races to offsite pari-mutuel wagering facilities.

Our principal executive offices are located at Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, and our telephone number is (845) 807-0001. Our website address is www.empireresorts.com. Except for the documents referred to in the section “Incorporation of Certain Information by Reference,” which are specifically incorporated by reference in this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, as well as those set forth in our most recent Quarterly Report on Form 10-K on file with the SEC, which are incorporated by reference in this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could be materially harmed. In addition, risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, financial condition and results of operations. If this were to happen, the value of our common stock could decline significantly and you could lose all or part of your investment. Please see “Cautionary Statement Concerning Forward-Looking Statements” and “Incorporation by Reference.”

Risks Related to this Offering

Sales of shares issued in the offering may cause the market price of our shares to decline.

On May 11, 2010, the Company executed a settlement agreement and release with the selling stockholder (the “2010 Agreement”) and, in connection therewith, issued warrants to purchase up to an aggregate of 1,083,335 shares of common stock, which contained certain registration rights relating to the shares of common stock underlying the warrants. On February 28, 2011, the parties entered into an Agreement and Release (the “2011 Agreement”), which, among other things, amended the registration rights related to the warrants. We have agreed to register with the SEC the shares of common stock issuable upon exercise of the warrants for resale in accordance with the terms of the 2010 Agreement, the 2011 Agreement and the warrants. The registration statement of which this prospectus forms a part has been filed to satisfy this obligation. Upon the effectiveness of the registration statement, an aggregate of an additional 1,083,335 shares of common stock issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these shares of common stock in the open market, or the perception that these sales may occur, could cause the market price of our common stock to decline or become highly volatile.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Risks and uncertainties that may affect the future results of the Company include, but are not limited to, renewal of permits and licenses relating to our existing operations, the approval of licenses, the timing and costs of implementing development projects, the ability to obtain financing and other contingencies in connection with growth, and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions described or incorporated by reference in this prospectus.

There can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected effects on our business or operations. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, among others, those discussed in the section entitled “Risk Factors” beginning on page 2 of this prospectus and the risk factors incorporated by reference in this prospectus as described in that section, and the other information included in this prospectus as well as other risks described in this prospectus and our subsequent filings with the SEC. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this prospectus.

Our forward-looking statements speak only as of the date made and we assume no obligation to update any of these statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby. However, we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for general corporate purposes.

SELLING STOCKHOLDER

Up to 1,083,335 shares of common stock, referred to as the “resale shares,” are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholder. The shares being offered are issuable to the selling stockholder pursuant to three warrants issued pursuant to the 2010 Agreement.

Warrant No. 10001 is exercisable for up to 666,667 shares of common stock at an exercise price of $6.00 per share. Warrant No. 10001 may be exercised at any time or from time to time on or after the exercise in fully of Warrant No. 10002 and Warrant 10003 (each described below) for a period commencing May 11, 2010 and terminating 10, 2020. Warrant No. 10002 is exercisable for up to 333,334 shares of common stock at an exercise price of $6.00 per share. Warrant No. 10002 may be exercised at any time or from time to time from May 11, 2010 to May 10, 2015. Warrant No. 10003 is exercisable for up to 83,334 shares of common stock at an exercise price of $6.00 per share. Warrant 10003 may be exercised at any time or from time to time from May 11, 2010 to May 10, 2015.

The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares of our common stock being registered. When we refer to the “selling stockholder” in this prospectus, we mean the person listed in the table below, as well as its donees, pledgees, assignees, transferees, distributees, successors and others who later hold the resale shares.

We have agreed to use our commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to be declared effective as soon as practicable.

We have agreed to pay all expenses incurred with respect to the registration of the resale shares (excluding any underwriting fees, discounts and commissions attributable to the sale of the resale shares and fees of counsel to the selling stockholder).

The table below sets forth certain information known to us, based upon written representations from the selling stockholder, with respect to the ownership of the resale shares by the selling stockholder as of December 10, 2013. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the resale shares, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our common stock that will be held by the selling stockholder upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholder will sell all of the resale shares.

In the table below, the percentage of shares owned is based on 36,494,803 shares of our common stock outstanding at December 10, 2013 plus the resale shares outstanding on the date hereof. Except as otherwise indicated, we believe that the selling stockholder has sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by him. The ownership information presented in this table is not necessarily indicative of ownership for any other purpose.

	Prior to the Offering			After the Offering
Name of Selling stockholder	Number of Shares of Common Stock Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Owned	Percent of Shares of Common Stock Outstanding
Joseph Bernstein	0	0	1,083,335	0	0

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our amended and restated certificate of incorporation, as amended, and second amended and restated bylaws. This summary is not complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and seconded amended and restated bylaws, each as amended to date. The summary is not complete. You should read our certificate of incorporation, amended and restated bylaws and stockholder rights plan for the provisions that are important to you.

General

Our authorized capital stock consists of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 95,000 shares have been designated Series A Junior Participating Preferred Stock, $.01 par value per share, in connection with the adoption of our stockholder rights plan, described below, 821,496 shares have been designated Series B Preferred Stock, $.01 par value per share, 137,889 shares have been designated Series C Preferred Stock, $.01 par value per share, 4,000 shares have been designated Series D Preferred Stock, $.01 par value per share, and 1,730,697 shares have been designated Series E Preferred Stock, $.01 par value per share.

Common Stock

As of December 10, 2013, there were 36,494,803 shares of common stock outstanding and 210 holders of record of our common stock.

Voting

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

The common stock has no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Our common stock is admitted for trading on The Nasdaq Global Market under the symbol “NYNY”.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Preferred Stock

Our board of directors has the authority to issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, of each such series without any further vote or action by the stockholders. The issuance of preferred stock with voting rights superior to the common stock may have the effect of delaying, deferring or preventing a change in control in us without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

Series A Junior Participating Preferred Stock

We are authorized to issue up to 95,000 shares of Series A Junior Participating Preferred Stock, none of which are issued and outstanding. Because of the nature of the Series A Junior Participating Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in the Series A Junior Participating Preferred Stock should approximate the value of one share of common stock.

Series B Preferred Stock

We are authorized to issue up to 821,496 shares of Series B Preferred Stock, of which 44,258 shares are issued and outstanding. Each share of Series B Preferred Stock is convertible into .27 of a share of common stock and represents the right to .27 of a vote on all matters to be voted upon by the holders of common stock. The holders of Series B Preferred Stock are entitled to receive, out of assets legally available for payment, a cash dividend of $2.90 per annum per share of Series B Preferred Stock. This Series B dividend accrues from the date of initial issuance and is payable on the first day of each January, April, July and October. If any dividend on any share shall for any reason not be paid at the time such dividend becomes due, such dividend in arrears shall be paid as soon as payments are permissible under Delaware law. However, any dividend payment which is not made on or before January 30 of the following calendar year shall be payable in the form of shares of common stock in such number of shares as shall be determined by dividing (A) the product of (x) the amount of the unpaid dividend and (y) 1.3 by (B) the fair market value of the common stock. Finally, in the event of our liquidation, dissolution or winding up, the holders of our Series B Preferred Stock are entitled to receive a preferential distribution of $29 per share, plus all unpaid accrued dividends.

Series C Preferred Stock

We are authorized to issue up to 137,889 shares of Series C Preferred Stock, none of which are issued and outstanding. Each share of Series C Preferred Stock is convertible into 0.8 shares of common stock and represents the right to 0.8 votes on all matters to be voted upon by the holders of common stock. The holders of Series C Preferred Stock are entitled to receive, out of assets legally available for payment, a cash dividend of $5.76 per annum per share of Series C Preferred Stock. This Series C dividend accrues from the date of initial issuance and is payable on the first day of each January, April, July and October. If any dividend on any share shall for any reason not be paid at the time such dividend becomes due, such dividend in arrears shall be paid as soon as payments are permissible under Delaware law. However, any dividend payment which is not made on or before January 30 of the following calendar year shall be payable in the form of shares of common stock in such number of shares as shall be determined by dividing (A) the product of (x) the amount of the unpaid dividend and (y) 1.3 by (B) the fair market value of the common stock. In the event of our liquidation, dissolution or winding up, the holders of our Series C Preferred Stock are entitled to receive a preferential distribution of $72 per share, plus all unpaid accrued dividends. Finally, we may, within 120 days after the occurrence of a “capital event,” elect to redeem all or a pro rata portion of the outstanding Series C Preferred Stock for the redemption price of $72 per share, plus all unpaid accrued dividends. A “capital event” is defined as a sale of our assets which results in at least a $5,000,000 excess of the purchase price paid for the assets over our basis in such assets.

Series D Preferred Stock

We are authorized to issue up to 4,000 shares of Series D Preferred Stock, none of which are issued and outstanding. The Series D Preferred Stock has a stated value of $1,000 per share and is convertible into a maximum of 110,000 shares of common stock at the lesser price of $6.00 per share or the average of the two lowest closing prices of the common stock during the 30 consecutive trading days immediately preceding the date of conversion. The holders of Series D Preferred Stock will be entitled to convert a quarter of their shares of Series D Preferred Stock each 75 days following the date that such shares of Series D Preferred Stock were issued. Prior to conversion, the holders of Series D Preferred Stock are not entitled to vote on any matter except as required by Delaware law. The holders of shares of Series D Preferred

Stock are entitled to receive a dividend of $70 per annum per share of Series D Preferred Stock, which shall increase to $150 per annum per share of Series D Preferred Stock upon the conversion of the outstanding Series D Preferred Stock into more than 110,000 shares of common stock. Dividends with respect to a share of Series D Preferred Stock are payable in arrears on the earlier to occur of the conversion or redemption of such share of Series D Preferred Stock. At our option, Series D Preferred Stock dividends are payable in cash or, subject to certain limitations, by delivery of that number of shares of common stock that the amount of accrued dividends payable would entitle the Series D Preferred Stock holder to acquire at a price per share of common stock equal to the lesser of $6.00 and the average of the two lowest closing prices of the common stock during the preceding 30 days. In the event of our liquidation, dissolution or winding up, the holders of our Series D Preferred Stock are entitled to receive a preferential distribution of $1,000 per share, plus all unpaid accrued dividends. The holders of Series D Preferred Stock can demand that their Series D Preferred Stock be redeemed for that number of shares of common stock equal to the product of (a) the number of shares of Series D Preferred Stock surrendered and (b) a fraction, the numerator of which is the common stock’s current market price and the denominator of which is the lesser of $6.00 and the average of the two lowest closing prices of the common stock during the preceding 30 days (subject to certain percentage ownership limitations). The holders of Series D Preferred Stock can also demand that their shares be redeemed if we default in effecting a conversion of shares of Series D Preferred Stock and such default continues for 10 days, or if we default in the payment of the stated value ($1,000 per share) or of dividends when due and such default continues for 10 days. Upon a redemption following such a default described in the prior sentence, we must pay the holders of Series D Preferred Stock demanding redemption, in cash, $1,250 per share of Series D Preferred Stock plus all accrued unpaid dividends. Finally, between the date we announce our intention to effectuate a change in our control until three days prior to such change in control, the holders of Series D Preferred Stock may demand that their Series D Preferred Stock be redeemed for 125% of the number of shares of common stock to which their Series D Preferred Stock would otherwise be convertible.

Series E Preferred Stock

We are authorized to issue up to 1,730,697 shares of Series E Preferred Stock, 1,577,880 of which are issued and outstanding. These shares of Series E Preferred Stock are not convertible into shares of common stock. However, each share of Series E Preferred Stock represents the right to .25 of a vote on all matters to be voted upon by the holders of common stock. Effective as of June 30, 2013, (the “Series E Settlement Closing Date”), certain parties related to the Company (collectively, the “Company Parties”) consummated the closing of a Settlement Agreement and Release (the “Series E Settlement Agreement”) with certain parties related to the Bryanston Group (the “Bryanston Parties”). The Series E Settlement Agreement relates to the settlement of certain pending actions in the New York Supreme Court and the U.S. District Court for the Southern District of New York relating to claims relating to shares of Series E Preferred Stock held by the Bryanston Parties and that certain Recapitalization Agreement, dated December 10, 2002, by and between, among others, the Bryanston Parties and a predecessor to the Company (the “Recapitalization Agreement”). On the Series E Settlement Closing Date, the Recapitalization Agreement terminated and ceased to have any further force and effect as between the Bryanston Parties and the Company.

In consideration for the mutual release of all claims, the Company agreed to redeem, purchase and acquire the Preferred Stock from the Bryanston Parties in accordance with an agreed upon timeline and payment schedule and based upon the closing by the Company of third party financing in an aggregate amount sufficient to enable the Company to complete the construction of the Company’s on-going development project in Sullivan County, New York.

As conditions to closing, (i) Bryanston Group delivered a voting proxy on the Series E Preferred Stock they hold to designated officers of the Company, pursuant to which those officers have agreed not to vote the shares; (ii) the parties executed joint stipulations and orders dismissing the pending actions between the Company Parties and the Bryanston Parties.

The parties further agreed that, in the event of a voluntary or involuntary liquidation, dissolution or winding-up of the Company, Bryanston’s Series E Preferred Stock would retain all rights, rank and priority as enumerated in the Certificate of Designations, Powers, Preferences and Rights of the Series E Preferred Stock. In the event the Company fails to make a payment due and owing to the Bryanston Parties from funds legally available to effect such payment, the Company shall have 45 days to cure such default. If such default is not cured within 45 days, the Company will be obligated to redeem the balance of the Series E Preferred Stock held by Bryanston at the Liquidation Value and Accrued Dividends from funds legally available to effect such payment.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and amended and restated bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and amended and restated bylaws:

•	permit our board of directors to issue up to an additional 3,225,045 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by the chairman of the board or by the board of directors; and

•	set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

Limitation of Liability; Indemnification

Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of our directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving wrongful acts, including:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. Our amended and restated bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions are necessary to attract and retain qualified individuals to serve as directors and officers.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holder of the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. However, we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash as described in the section entitled “Use of Proceeds.” We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales pursuant to Rule 144, if and when available;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the warrants owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to this prospectus, estimated to be $100,000 in total, including, without limitation, SEC filing fees and expenses of Nasdaq filing fees; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of the selling stockholder.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of Empire Resorts, Inc. as of and for the year ended December 31, 2012 incorporated by reference in this Registration Statement on Form S-1 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting. In addition, the consolidated financial statements of Empire Resorts, Inc. as of and for the year ended December 31, 2011 incorporated by reference herein have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549, at prescribed rates. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at our web site at http://www.empireresorts.com. We do not intend for information contained in our web site to be part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE

The rules of the Securities and Exchange Commission, or SEC, allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 21, 2013, or the Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 14, 2013, for the quarter ended June 30, 2013 filed with the SEC on August 13, 2013 and for the quarter ended September 30, 2013 filed with the SEC on November 4, 2013;

•	our Current Reports on Form 8-K filed with the SEC on April 12, 2013, April 30, 2013, June 10, 2013, July 2, 2013, August 1, 2013, August 15, 2013, August 27, 2013, September 6, 2013, September 20, 2013, October 8, 2013, November 6, 2013 and November 13, 2013; and

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 27, 2013.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Attention: Secretary

(845) 807-0001

EMPIRE RESORTS, INC.

1,083,335 Shares of Common Stock

PROSPECTUS

            , 2013

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$838.00
Printing	$10,000.00
Legal fees and expenses	50,000.00
Accounting fees and expenses	30,000.00
Miscellaneous	9,000

Total	$99,838.00

Item 14. Indemnification of Directors and Officers

Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of our directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving wrongful acts, including:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our certificate of incorporation also provides that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. We believe that these provisions are necessary to attract and retain qualified individuals to serve as directors and officers.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred for their service for or on our behalf. Our bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding. The bylaws also authorize us to indemnify any of our employees or agents and permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits.

We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on December 11, 2013.

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato

Name: Joseph A. D’Amato
Title: Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nanette L. Horner as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Joseph A. D’Amato Joseph A. D’Amato	Chief Executive Officer and Director (Principal Executive Officer)	December 11, 2013

/s/ Laurette J. Pitts Laurette J. Pitts	Senior Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2013

/s/ Emanuel R. Pearlman Emanuel R. Pearlman	Chairman of the Board	December 11, 2013

/s/ Au Fook Yew Au Fook Yew	Director	December 11, 2013

/s/ James Simon James Simon	Director	December 11, 2013

/s/ Nancy A. Palumbo Nancy A. Palumbo	Director	December 11, 2013

/s/ Gregg Polle Gregg Polle	Director	December 11, 2013

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation, dated February 16, 2011. (1)

3.2	Second Amended and Restated By-Laws, as most recently amended on March 14, 2011. (2)

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated December 13, 2011. (3)

4.1	Form of Common Stock Certificate (4).

4.2	Certificate of Designations, Preferences and Rights of Series B Preferred Stock dated July 31, 1996. (5)

4.3	Certificate of Designation setting forth the Preferences, Rights and Limitations of Series B Preferred Stock and Series C Preferred Stock, dated May 29, 1998. (6)

4.4	Certificate of Amendment to the Certificate of Designation setting forth the Preferences, Rights and Limitations of Series B Preferred Stock and Series C Preferred Stock, dated June 13, 2001. (7)

4.5	Certificate of Designations setting forth the Preferences, Rights and Limitations of Series D Preferred Stock, dated February 7, 2000. (8)

4.6	Certificate of the Designations, Powers, Preferences and Rights of the Series E Preferred Stock, dated December 10, 2002. (9)

4.7	Certificate of Amendment of Certificate of the Designations, Powers, Preferences and Other Rights and Qualifications of the Series E Preferred Stock, dated January 12, 2004. (10)

4.8	Certificate of Designations of Series A Junior Participating Preferred Stock, dated March 24, 2008. (11)

4.9	Certificate of Amendment to the Certificate of Designations of Series A Junior Participating Preferred Stock, dated August 19, 2009. (12)

4.10	Common Stock Purchase Warrant, dated May 11, 2010, by and between Empire Resorts, Inc. and Joseph Bernstein, to purchase 2,000,000 shares of Common Stock

4.11	Common Stock Purchase Warrant, dated May 11, 2010, by and between Empire Resorts, Inc. and Joseph Bernstein, to purchase 250,000 shares of Common Stock. (13)

4.12	Common Stock Purchase Warrant, dated May 11, 2010, by and between Empire Resorts, Inc. and Joseph Bernstein, to purchase 1,000,000 shares of Common Stock. (14)

5.1	Opinion of Ellenoff Grossman & Schole LLP

10.1	Investment Agreement, dated as of August 19, 2009, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited. (15)

10.2	Registration Rights Agreement, dated as of August 19, 2009, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited. (16)

10.3	First Amendment and Clarification to the Investment Agreement dated as of September 30, 2009, between Empire Resorts, Inc. and Kien Huat Realty III Limited. (17)

10.4	Settlement Agreement and Release, dated as of May 11, 2010, by and among Empire Resorts, Inc., Kien Huat, Kok Thay Lim, Au Fook Yew, G. Michael Brown, and Joseph Bernstein. (18)

10.5	Agreement and Release, dated February 28, 2011, by and among Empire Resorts, Inc., Kien Huat Realty III, Ltd., Kok Thay Lim, Colin Au Fook Yew, G. Michael Brown and Joseph Bernstein

10.6	Settlement Agreement, dated as of September 23, 2010, by and among Empire Resorts, Inc., Alpha Monticello, Inc., Alpha Casino Management Inc., Monticello Raceway Management, Inc., Mohawk Management, LLC, Monticello Casino Management, LLC, Monticello Raceway Development Company, LLC, the Trustee and the holders of Senior Notes listed on Exhibit A attached thereto. (19)

10.7	Loan Agreement dated as of November 17, 2010 between Empire Resorts, Inc. and Kien Huat Realty III Limited. (20)

10.8	Amendment No. 1 to the Loan Agreement, dated August 8, 2012, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited. (21)

10.9	Convertible Promissory Note issued on November 17, 2010 by Empire Resorts, Inc. in favor of Kien Huat Realty III Limited. (22)

10.10	Option Agreement, dated December 22, 2011, by and between Monticello Raceway Management, Inc. and EPT Concord II, LLC (23) *

10.11	Letter Agreement, dated March 30, 2012, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (24)

10.12	Letter Agreement, dated April 30, 2012, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (25)

10.13	Letter Agreement, dated May 30, 2012, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (26)

10.14	Letter Agreement, dated June 29, 2012, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (27)

10.15	Letter Agreement, dated September 28, 2012, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (28)

10.16	Letter Agreement, dated October 12, 2012, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (29)

10.17	Letter Agreement, dated October 31, 2012, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (30)

10.18	Letter Agreement, dated November 30, 2012, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (31)

10.19	Master Development Agreement, dated December 17, 2012, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (31.1) *

10.20	Empire Resorts, Inc. Amended and Restated 2005 Equity Incentive Plan (32)

10.21	Form of Option Award under the Empire Resorts, Inc. Amended and Restated 2005 Equity Incentive Plan (33)

10.22	Form of Restricted Stock Award under the Empire Resorts, Inc. Amended and Restated 2005 Equity Incentive Plan (34)

10.23	Employment Agreement, dated November 26, 2012, by and between Empire Resorts, Inc. and Joseph A. D’Amato (35)

10.24	Employment Agreement, dated August 17, 2012, by and between Empire Resorts, Inc. and Laurette J. Pitts (36)

10.25	Employment Agreement, dated December 7, 2012, by and between Empire Resorts, Inc. and Charles A. Degliomini (37)

10.26	Employment Agreement, dated August 22, 2012, by and between Empire Resorts, Inc. and Nanette L. Horner (38)

10.27	Standby Purchase Agreement, dated April 11, 2013, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited (39)

10.28	Letter Agreement, dated July 30, 2013, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (40)

10.29	Settlement Agreement and Release, dated June 12, 2013, by and between Empire Resorts, Inc., Kien Huat Realty III Limited, Colin Au Fook Yew and Joseph D’Amato, Stanley Stephen Tollman and Bryanston Group, Inc. (41)

10.30	Letter Agreement, dated August 14, 2013, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (42)

10.31	Letter Agreement, dated August 23, 2013, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (43)

10.32	Letter Agreement, dated August 30, 2013, by and between Monticello Raceway Management Inc. and EPT Concord II, LLC (44)**

14.1	Code of Business Conduct and Ethics. (45)

14.2	Code of Ethics for the Principal Executive Officer and Senior Financial Officer(s). (46)

21.1	List of Subsidiaries. (47)

23.1	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young.

23.3	Consent of Friedman LLP.

24.1	Power of Attorney (contained on Signature Page hereto)

*	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been granted with respect to this omitted information.
**	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.
(1)	Incorporated by reference to Exhibit 3.1 of Empire Resorts, Inc.’s Current Report on Form 8-K (an “8-K”), filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2011.

(2)	Incorporated by reference to Exhibit 3.2 to Empire Resort, Inc. Annual Report on Form 10-K (a “10-K”) for the year ended December 31, 2010, filed with the Commission on March 18, 2011.

(3)	Incorporated by reference to Exhibit 3.1 to Empire Resort, Inc.’s 8-K, filed with the Commission on December 13, 2011.

(4)	Incorporated by reference to Exhibit 4.1 to Empire Resorts, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “12/31/11 10-K”), filed with the Commission on March 19, 2012.

(5)	Incorporated by reference to Exhibit 4.2 to Empire Resorts, Inc.’s 10-K for the year ended December 31, 2003 (the “2003 10-K”), filed with the Commission on March 30, 2004.

(6)	Incorporated by reference to Exhibit 4.3 to the 2003 10-K.

(7)	Incorporated by reference to Exhibit 4.4 to the 2003 10-K.

(8)	Incorporated by reference to Exhibit 4 to Empire Resorts, Inc.’s 8-K, filed with the Commission on February 15, 2000.

(9)	Incorporated by reference to Exhibit 4.5 to the 2003 10-K.

(10)	Incorporated by reference to Exhibit 4.6 to the 2003 10-K.

(11)	Incorporated by reference to Exhibit 3.1 to Empire Resort, Inc.’s 8-K, filed with the Commission on March 24, 2008.

(12)	Incorporated by reference to Exhibit 4.1. to Empire Resorts, Inc.’s 8-K, filed with the Commission on August 19, 2009 (the “8/19/09 8-K”).

(13)	Incorporated by reference to Exhibit 4.1 to Empire Resorts, Inc.’s Quarterly Report on Form 10-Q (a “10-Q”) for the quarter ended March 31, 2010 (the “3/31/10 10-Q”), filed with the Commission on May 17, 2010.

(14)	Incorporated by reference to Exhibit 4.2 to the 3/31/10 10-Q.

(15)	Incorporated by reference to Exhibit 10.1 of the 8/19/09 8-K.

(16)	Incorporated by reference to Exhibit 10.2 to the 8/19/09 8-K.

(17)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the Commission on October 5, 2009.

(18)	Incorporated by reference to Exhibit 10.1 to the 3/31/10 10-Q.

(19)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the Commission on September 24, 2010.

(20)	Incorporated by reference to Exhibit 4.2 to Empire Resorts, Inc.’s 8-K, filed with the Commission on November 19, 2010 (the “11/19/10 8-K”).

(21)	Incorporated by reference to Exhibit 10.4 to Empire Resorts, Inc.’s 10-Q for the fiscal period ended June 30, 2012, filed with the Commission on August 14, 2012.

(22)	Incorporated by reference to Exhibit 4.1 to the 11/19/10 8-K.

(23)	Incorporated by reference to Exhibit 10.14 to the 12/31/11 10-K.

(24)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the Commission on April 2, 2012.

(25)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the Commission on May 2, 2012.

(26)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the Commission on May 31, 2012.

(27)	Incorporated by reference to Exhibit 10.1 to Empire Resort, Inc.’s Current Report on Form 8-K, filed with the Commission on July 6, 2012.

(28)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the Commission on October 2, 2012.

(29)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the Commission on October 18, 2012.

(30)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K filed with the Commission on November 6, 2012.

(31)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the Commission on December 3, 2012.

(31.1)	Incorporated by reference to Exhibit 10.18 to Empire Resorts, Inc.’s 10-K for the fiscal year ended 12/31/2012, filed with the Commission on March 21, 2013.

(32)	Incorporated by reference to Appendix A to Empire Resorts, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 17, 2008.

(33)	Incorporated by reference to Exhibit 10.17 to the 12/31/11 10-K.

(34)	Incorporated by reference to Exhibit 10.18 to the 12/31/11 10-K.

(35)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the Commission on November 28, 2012.

(36)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K filed with the Commission on August 23, 2012 (the “8/23/12 8-K”).

(37)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the commission on December 13, 2012.

(38)	Incorporated by reference to Exhibit 10.2 to the 8/23/12 8-K.

(39)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the commission on April 12, 2013.

(40)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the commission on August 1, 2013.

(41)	Incorporated by reference to Exhibit 10.2 to Empire Resorts, Inc.’s 10-Q for the fiscal period ended June 30, 2013, filed with the Commission on August 13, 2013.

(42)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the commission on August 15, 2013.

(43)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 8-K, filed with the commission on August 27, 2013.

(44)	Incorporated by reference to Exhibit 10.1 to Empire Resorts, Inc.’s 10-Q for the fiscal period ended September 30, 2013, filed with the Commission on November 4, 2013.

(45)	Incorporated by reference to Exhibit 14.1 to Empire Resorts, Inc.’s Current Report on Form 8-K/A, filed with the Commission on November 16, 2011 (the “11/16/11 8-K”).

(46)	Incorporated by reference to Exhibit 14.2 to the 11/16/11 8-K.

(47)	Incorporated by reference to Exhibit 21.1 of Empire Resorts, Inc.’s 10-K for the year ended December 31, 2010, filed with the Commission on March 18, 2011.